EXHIBIT 16.1

December 8, 2014

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read the statements of AmbiCom Holdings, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated December 5, 2014 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Kim and Lee Corporation, CPA

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